Exhibit 99.1

athenahealth Completes Acquisition of Anodyne Health Partners, Inc.

WATERTOWN, Mass.--(BUSINESS WIRE)--October 19, 2009--athenahealth, Inc. (NASDAQ: ATHN), a leading provider of internet-based business services for physician practices, announced that it has completed the acquisition of Anodyne Health Partners, Inc. in an all-cash transaction that closed on Friday, October 16, 2009. This acquisition was publically announced on October 5, 2009.

“We are thrilled to welcome Anodyne’s employees into the athenahealth family,” said Jonathan Bush, athenahealth’s Chairman and CEO. “With this deal completed, we are excited to turn our attention to driving Anodyne’s growth and moving toward our shared vision of being the service network of choice for physicians nationwide.”

About athenahealth

athenahealth, Inc. (Nasdaq: ATHN) is a leading provider of internet-based business services for physician practices. The Company’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and live patient communications services. For more information visit www.athenahealth.com or call (888) 652-8200.

CONTACT:
athenahealth, Inc.
John Hallock (Media), 617-402-1428
Director, Corporate Communications
media@athenahealth.com
or
athenahealth, Inc.
Jennifer Heizer (Investors), 617-402-1322
Senior Manager, Investor Relations
investorrelations@athenahealth.com